CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 7, 2001 included in Intelligroup, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


                                                 /s/ Arthur Andersen LLP

                                                 ARTHUR ANDERSEN LLP
Roseland, New Jersey
September 26, 2001